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                                  Exhibit 99.2

         I hereby consent to be named as a person to become a director of DAKA International, Inc., a Delaware corporation ("DAKA"), in the registration statement on Form S-4 filed by DAKA with the Securities and Exchange Commission with respect to a proposed merger of Champps Entertainment, Inc., a Minnesota corporation, with CEI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of DAKA.

                                                     /s/ Dean P. Vlahos
                                                     ---------------------
                                                     Dean P. Vlahos

December 27, 1995